EXHIBIT 10.3
RESTRICTED STOCK UNIT AGREEMENT
(WITH NON-COMPETE)
______________, 2021 GRANT

THIS AGREEMENT, entered into effective as of the Grant Date (as defined in paragraph 1), is made by and between the Participant (as defined in paragraph 1) and Hasbro, Inc. (the “Company”).

WHEREAS, the Company maintains the Restated 2003 Stock Incentive Performance Plan, as amended (the “Plan”), a copy of which is annexed hereto as Exhibit A and the provisions of which are incorporated herein as if set forth in full, and the Participant has been selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which administers the Plan, to receive an award of restricted stock units under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

A. The “Participant” is the designated restricted stock unit award recipient.

B. The “Grant Date” is _____________, 2021.

C. The “Vesting Period” is the period beginning on the Grant Date and ending on ______________, with the Participant becoming vested, subject to the terms of this Agreement, in one-third (33 1/3%) of the Stock Units and the Stock Unit Account on each of ____________, ____________ and ____________ (each of such dates referred to hereafter as an “Annual Vesting Date”).

D. Stock Units are notional shares of the Company’s common stock, par value $.50 per share (“Common Stock”) granted under this Agreement and subject to the terms of this Agreement and the Plan.

E. Contingent upon and in consideration for the Participant having executed and delivered to the Company’s designated contact no later than ____________, 2021 a Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Non-Compete Agreement”) between the Participant and the Company in the form provided to the Participant by the Company (or otherwise confirming the terms of the Participant’s existing Non-Compete Agreement are still effective), the Company hereby grants to the Participant effective on the Grant Date, pursuant to the Plan, the Stock Units. For the avoidance of doubt, if the Participant has not executed and delivered to the Company’s designated contact the Non-Compete Agreement (or otherwise confirmed the effectiveness of the Participant’s existing Non-Compete Agreement) on or before ____________, 2021, the grant of the Stock Units represented by this Agreement will never take effect and will be null and void.

F. By accepting this Award the Participant hereby acknowledges and agrees that (i) this Award, and any Stock Units or shares of Common Stock the Participant may become entitled to under this Award in the future, and any proceeds from selling any such shares of Common Stock, as well as any other incentive compensation the Participant is granted, is subject to the Company’s Clawback Policy, which was adopted by the Company’s Board of Directors in October 2012, (ii) this Award, and any Stock Units or shares of Common Stock the Participant may become entitled to under this Award in the future, and any proceeds from selling any such shares of Common Stock, as well as any other incentive compensation the Participant is granted will be subject to the terms of such Clawback Policy, as it may be amended from time to time by the Board in the future. Such acknowledgement and agreement was a material condition to receiving this Award, which would not have been made to the Participant otherwise, and (iii) the Participant is subject to and bound by the terms of the Non-Compete Agreement. Additionally, the Participant acknowledges and agrees that if the Participant is or becomes subject to the Hasbro, Inc. Executive Stock Ownership Policy, effective as of March 1, 2014, as it may be amended from time to time by the Board in the future (the “Stock Ownership Policy”), then by accepting this Award and any shares that the Participant may acquire in the future pursuant to this Award, as well as any other equity-based incentive compensation the Participant is granted after the Participant becomes subject to the Stock Ownership Policy, the Participant agrees that the Participant will be subject to the terms of the Stock Ownership Policy, including without limitation the requirement to retain an amount equal to at least 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted until the Participant’s applicable requirement levels are met.

G. For record-keeping purposes only, the Company shall maintain an account with respect to this restricted stock unit award (a “Stock Unit Account”) for the Participant where Stock Units related to this award shall be accumulated and accounted for by the Company. Without limiting the provisions of Section 8(b) of the Plan, in the event the Company pays a stock dividend or reclassifies or divides or combines its outstanding Common Stock then an appropriate adjustment shall be made in the number of Stock Units held in the Stock Unit Account. The Stock Unit Account will reflect notional fractional shares of Common Stock to the nearest hundredth of a share on a one Stock Unit for one share of Common Stock basis.

Other terms used in this Agreement are defined pursuant to paragraph 7 or elsewhere in this Agreement.

2. Award. The Participant is hereby granted the number of Stock Units referenced in the Participant’s Stock Unit Account.

3. No Dividends and No Voting Rights. The Participant shall not be entitled to any (i) dividends, other than stock dividends (which will be reflected in an adjustment to the number of Units), or (ii) voting rights with respect to the Stock Units or the Stock Unit Account.

4. Vesting and Forfeiture of Units. Subject to earlier vesting (either in whole or in part as applicable) only in the situations and under the terms which are explicitly provided for in the following paragraphs, on each Annual Vesting Date the Participant shall become vested in the portion of the Stock Units and Stock Unit Account subject to this Agreement that is specified in Section 1.C. of this Agreement, provided that the Participant has remained employed and remains employed with the Company through and including the last day of the period ending on the applicable Annual Vesting Date.

A. If a Change in Control (as defined below), occurs prior to the end of the Vesting Period, then in connection with such Change in Control the Stock Units will be treated in the manner set forth in the Plan, as such Plan has been amended by the Company’s shareholders through the date of such Change in Control.

B. The Participant shall otherwise become vested in a pro-rata portion of any then unvested Stock Units and Stock Unit Account subject to this Agreement as of the Participant’s Date of Termination prior to the end of the Vesting Period, but only if the Participant’s Date of Termination occurs by reason of either (i) the Participant’s retirement at his or her Normal Retirement Date (as defined below) or Early Retirement Date (as defined below), or (ii) for a Participant who has at least one year of Credited Service (as defined below), the Participant’s death or Participant’s suffering a Permanent Physical or Mental Disability (as defined below). In the case of a Termination of Employment covered by this paragraph 4.B., the Participant will become entitled, as of the date of the Termination of Employment, to a portion of any then unvested Stock Units and Stock Unit Account subject to this Agreement, which portion is computed by multiplying the full number of any then unvested Stock Units subject to this Agreement by a fraction, the numerator of which is the number of days in the remaining Vesting Period after the most recent Annual Vesting Date that has been achieved, if any (i.e. the number of days elapsed since the Grant Date or any later Annual Vesting Date that has occurred) which have already elapsed as of the day of the Participant’s Termination of Employment, inclusive of the actual day on which there is a Termination of Employment, and the denominator of which is the total number of days in the Vesting Period remaining since either the Grant Date or any later Annual Vesting Date that has occurred. The Participant will forfeit that portion of the Stock Unit Account which has not vested in accordance with the foregoing provision.

C. If the Participant’s Date of Termination occurs prior to the end of the Vesting Period for any reason other than the reasons set forth in the preceding Section 4.B., including, without limitation, if the Participant’s employment is terminated by the Company for cause or for such other reason that casts such discredit on the Participant as to make termination of the Participant’s employment appropriate (cause or such other reasons being determined in the sole discretion of the Administrator and the Administrator not being limited to any definition of Cause in the Plan), then the remaining award of Stock Units pursuant to this Agreement shall be forfeited and terminate effective as of such Date of Termination, and the Participant shall not be entitled to any further stock pursuant to this award or any other benefits of this award.

D. The Stock Units and the Stock Unit Account may not be sold, assigned, transferred, pledged or otherwise encumbered, except to the extent otherwise provided by either the terms of the Plan or by the Committee.

5. Settlement in Shares of Common Stock. Provided that a portion of the Participant’s interest in the Stock Units and the Stock Unit Account has vested in accordance with the provisions of Section 4 above, the Participant’s Stock Unit Account, or applicable portion thereof, shall be converted into actual shares of Common Stock upon the date of such vesting. Such conversion: (i) if it occurs in connection with a termination of the Participant’s employment following a Change in Control under the conditions set forth in the Plan, will occur upon the Date of Termination, (ii) will occur upon the Date of Termination, in the case that Section 4.B. is applicable, or (iii) will occur on the applicable Annual Vesting Date, in the case that the Participant has remained employed through the end of the applicable Annual Vesting Date. The conversion will occur on the basis of one share of Common Stock for every one Stock Unit which vests. Such shares of Common Stock shall be registered in the name of the Participant effective as of the date of conversion and delivered to the Participant within a reasonable time thereafter in the manner determined by the Company in the Company’s election, which may be by electronic delivery of such shares of Common Stock to an account of the Participant or in such other manner as designated by the Company, subject to any different treatment called for or allowed by the terms of the Plan relating to a Change in Control. To the extent that there are notional fractional shares of Common Stock in a Stock Unit Account which have vested upon settlement, such notional fractional shares shall be rounded to the nearest whole share in determining the number of shares of Common Stock to be received upon conversion.

6. Income Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect of the shares of Common Stock received by the Participant upon the conversion of all or a portion of the Participant’s Stock Unit Account, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to such shares of Common Stock. Such payment shall be made in the form of cash, the delivery of shares of Common Stock already owned or by withholding such number of actual shares otherwise deliverable pursuant to this Agreement as is equal to the withholding tax due, or in a combination of such methods. In the event that the Participant does not affirmatively instruct the Company ahead of the applicable vesting date that he or she wishes to pay withholding taxes in another manner specified above, the Company shall withhold shares from the settlement of the Award.

7. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

A. Change in Control. The term “Change in Control” shall have the meaning ascribed to it in the Plan.

B. Credited Service. A year of “Credited Service” shall mean a calendar year in which the Participant is paid for at least 1,000 hours of service (as defined in the frozen Hasbro Pension Plan) as an employee of the Company or of a Subsidiary of the Company. A Participant does not need to be, or have been, a participant in the Hasbro Pension Plan.

C. Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed (a “Termination of Employment”) by the Company or any entity directly or indirectly controlled by the Company (a “Subsidiary”), regardless of the reason for the Termination of Employment; provided that a Termination of Employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

D. Early Retirement Date. The term "Early Retirement Date" shall mean: the day on which a Participant who has attained age fifty-five (55), but has not reached age sixty-five (65), with ten (l0) or more years of Credited Service, retires. A Participant is eligible for early retirement on the first day of the calendar month coincidental with or immediately following the attainment of age fifty-five (55) and the completion of ten (l0) years of Credited Service, and "early retirement" shall mean retirement by an eligible Participant at the Early Retirement Date.

E. Normal Retirement Date. The term “Normal Retirement Date” shall mean the day on which a Participant who has attained age sixty-five (65), with five (5) years of Credited Service, retires. A Participant is eligible for normal retirement on the first day of the calendar month coincident with or immediately following the Participant’s attainment of age sixty-five (65) and completion of five (5) years of Credited Service, and “normal retirement” shall mean the retirement by an eligible Participant at the Normal Retirement Date.

F. Permanent Physical or Mental Disability. The term “Permanent Physical or Mental Disability” shall mean the Participant’s inability to perform his or her job or any position which the Participant can perform with his or her background and training by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

G. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, including upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business, and the Participant and the successors and permitted assigns of the Participant, including but not limited to, the estate of the Participant and the executor, administrator or trustee of such estate, and the guardian or legal representative of the Participant.

9. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

11. No Employment Contract. The Participant acknowledges that this Agreement does not constitute a contract for employment for any period of time and does not modify the at will nature of the Participant’s employment with the Company, pursuant to which both the Company and the Participant may terminate the employment relationship at any time, for any or no reason, with or without notice.

12. Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

13. Entire Agreement. This Agreement, any Appendix hereto, and the Plan contain the entire agreement and understanding of the parties hereto with respect of the award contained herein and therein and supersede all prior communications, representations and negotiations in respect thereof.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law and any court determining the unenforceability of any provisions shall have the power to reduce the scope or duration of such provision to render such provision enforceable.

15. Non-U.S. Securities Law. Notwithstanding any other terms and conditions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the issuance of this Award or and any Stock Units or shares of Common Stock the Participant may become entitled to under this Award in the future, the Company shall not be required to deliver any such securities prior to the completion of any registration or qualification of any such securities under any non-U.S. securities, exchange control or other law, or under the rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify any such securities with any non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of any such securities. Further, the Participant agrees that his or her participation in the trade and acceptance of such securities is voluntary and that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of any such securities.

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IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all effective as of the Grant Date. By accepting the terms of the award represented by this Agreement through an electronic form offered by the Company, or the Company’s designee, the Participant hereby agrees to the terms of this Agreement with the same effect as if the Participant had signed this Agreement.

HASBRO, INC.

By: /s/ Brian Goldner
Name: Brian Goldner
Title: Chairman and Chief Executive Officer

Participant
_______________________